Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information constituting part of Post-Effective Amendment No. 81 to the Registration Statement on Form N-1A of Fidelity Investment Trust: Fidelity Global Balanced Fund, Fidelity International Growth & Income Fund, and Fidelity Overseas Fund, of our reports dated December 15, 2000, and Fidelity Canada Fund, Fidelity China Region Fund (formerly Fidelity Hong Kong and China Fund), Fidelity Emerging Markets Fund, Fidelity Europe Fund, Fidelity Japan Fund, Fidelity Japan Smaller Companies Fund, Fidelity Latin America Fund, Fidelity Nordic Fund, Fidelity Pacific Basin Fund, and Fidelity Southeast Asia Fund, of our reports dated December 18, 2000, on the financial statements and financial highlights included in the October 31, 2000 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditors" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 22, 2000